Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-262285) and the Registration Statement on Form S-8 (No. 333-268016) of our report dated March 30, 2023, with respect to the consolidated financial statements of Expion360 Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 30, 2023